Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

John DePodesta

Executive Vice President

PRIMUS Telecommunications Group, Incorporated

(703) 902-2800

jdepodesta@primustel.com

PRIMUS TELECOMMUNICATIONS REPORTS RECORD FOURTH QUARTER AND ANNUAL 2003 FINANCIAL RESULTS AND PROVIDES GOALS FOR 2004

•                  Fourth Quarter 2003 Results:

•                  Record $339 Million Net Revenue; Growth of 26.6% From Prior Year

•                  Income From Operations of $21 Million; Grows From ($14) Million Loss in Prior Year Fourth Quarter

•                  Net Income of $18 Million and $0.18 Diluted Income Per Common Share (including $14 million of foreign currency transaction gains)

•                  2003 Goals Exceeded:

•                  Record Annual Net Revenue of $1.3 Billion; Growth of 25.8% From Prior Year

•                  Record Annual Income From Operations of $70 Million

•                  Annual Net Income of $55 Million and $0.56 Diluted Income Per Common Share (including $52 million of gains from the early extinguishment of debt and from foreign currency transactions)

•                  2004 Goals:

•      Annual Net Revenue Growth in the Range of 12% to 15%

•                  Income From Operations to Grow in the Range of 40% to 50%

•                  Net Income in the Range of $20 Million to $25 Million (which includes approximately $15 million of costs associated with the early extinguishment of debt and the related interest expense)

McLean, VA. – February 5, 2004 – PRIMUS Telecommunications Group, Incorporated (Nasdaq:PRTL), a global telecommunications provider offering an integrated portfolio of voice, Internet, voice-over-Internet protocol (VOIP), data and hosting services, announced today record results for the fourth quarter and for the full year 2003 and provided goals for 2004.

“The fourth quarter capped off a year of remarkable progress for PRIMUS with our record net revenue accompanied by having turned net income positive,” stated K. Paul Singh, Chairman and Chief Executive Officer.  “This performance, in the face of a challenging market environment, confirms that our fundamental business model is working.

“During the fourth quarter, we continued to pursue our major objectives for 2003, namely, strengthening our balance sheet through debt refinancing initiatives, bringing our accounts payable more current, and improving our liquidity by reducing overall interest payments and extending our debt maturity profile,” Singh added.  “This past year also signaled PRIMUS’s return to the public capital markets with our successful issuance of $132 million of 3.75% convertible senior notes, the proceeds from which were used to retire higher interest debt.  We closed 2003 with $542 million of debt, only $24 million of which is current.  We continued these efforts into January 2004, when we issued $240 million of 8.0% senior notes due 2014 to retire higher interest debt and to extend our debt maturity profile.  In connection with that offering, we were gratified to have received rating upgrades from Moody’s Investors Service and Standard & Poor’s.

“With these accomplishments, PRIMUS now enters its second decade—we celebrated our tenth anniversary yesterday—strongly positioned to pursue major initiatives to transform PRIMUS from its wireline long distance voice heritage into a combined wireless/broadband/wireline bundled service provider,” Singh commented.  “We intend to continue to grow profitably our wireline voice business in our existing major markets where there is more than sufficient market share growth opportunities.  We have also selectively targeted opportunities for PRIMUS to participate in the major growth areas for telecommunications – local, wireless and broadband.  Our approach in each of these areas has common elements: focus on bundling services to end-user customers with international calling patterns; leverage PRIMUS’s existing global voice, data and Internet network; and utilize our established distribution channels and sophisticated back office systems.

“We believe the local services market is an untapped opportunity for significant revenue growth for PRIMUS, as the regulatory environment promotes more competition.  We recently began offering local line service in Canada, bundled with our other product offerings of long distance and Internet access, in competition with the incumbent local exchange carriers.   We are currently a local service provider in Australia offering resale and DSL services and today announced a new voice-over-DSL product targeted at business customers. We will begin pursuing opportunities for providing local services in the United States.  The ability to bundle local service for our existing customer base and attract new customers to our existing services present tremendous future growth opportunities for PRIMUS.

“Our wireless initiative will target as potential new PRIMUS customers all wireless users in our existing major markets—Europe, United States, Canada, and Australia—who wish to make international calls using their mobile phones,” Singh stated.  “Currently, many wireless users are blocked by their service provider from making international calls, and those that can make international calls are charged excessively high rates.  Through a combination of service initiatives, including “dial-around” services, special PIN (personal identification number) services, and PRIMUS-branded “intelligent” handsets, we will target the users of wireless carriers and offer substantially reduced international rates.  Even with reduced rates, we believe our services would generate substantial margins for PRIMUS.  From the wireless customer’s perspective, there is no need to change their underlying wireless service provider or phone number—what we will offer is a value-added service that will provide a customer substantial cost savings on international calls.  The current high rates for international calls from wireless phones has artificially suppressed this potentially huge market; PRIMUS intends to make international calling easy and affordable for wireless users.

“The target customers for our broadband VOIP products will be anyone who has a broadband connection anywhere in the world,” Singh noted. “As we recently announced, we have been in the carrier VOIP market now for several years and carried over one billion minutes of international voice traffic in 2003 over the public Internet.  We are now poised to launch retail enterprise, reseller and residential VOIP services around the globe which are expected to have higher profit potential than the carrier services.  We will leverage our already deployed next generation VOIP network connecting over 125 countries and supported by our H.323, open settlement protocol and SIP capabilities.

“We anticipate that these three additional businesses—local, wireless and broadband—each have the potential to become as large as PRIMUS’s existing wireline business and to support double digit top line revenue growth for the foreseeable future” Singh stated.  “We are energized by our prospects and believe that PRIMUS is well-positioned, strategically and financially, to seize the opportunities to make our second decade as rewarding as the first.”

Fourth Quarter Financial Results

PRIMUS’s net revenue in the fourth quarter of 2003 was $339 million compared with $328 million in the prior quarter, a growth of 3.2%, and $268 million for the fourth quarter of 2002, a growth of 26.6%.  “The increase in net revenue, both sequential and year-over-year, is attributable to growth in all three of our products: voice, data/Internet, and VOIP,” stated Neil L. Hazard, Chief Operating Officer.  Data/Internet and VOIP net revenues for the fourth quarter were $55 million, representing over 16% of net revenue, as compared to $50 million in the prior quarter and $42 million in the fourth quarter of 2002.  Net revenue for the fourth quarter on a geographic basis remained well balanced:

40% from North America, 30% from Europe and 30% from Asia-Pacific.  The mix of net revenue by customer type in the fourth quarter was 80% retail (55% residential and 25% business) and 20% carrier compared with year-ago figures of 77% retail and 23% carrier.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2003 were $88 million or 26.0% of net revenue, as compared to $87 million or 26.6% of net revenue in the prior quarter and $67 million or 25.1% of net revenue for the fourth quarter of 2002.

Income from operations was $21 million in the fourth quarter, compared with $24 million in the prior quarter and a loss from operations of ($14) million in the fourth quarter of 2002.  The fourth quarter 2003 includes an asset impairment charge of $2.1 million.

PRIMUS’s net income for the fourth quarter of 2003 was $18 million inclusive of $14 million of foreign currency transaction gains. This compares to net income of $6 million in the prior quarter and a net loss of ($18) million in the fourth quarter of 2002, inclusive of $9 million of foreign currency transaction gains.

Basic and diluted income per common share was $0.20 and $0.18, respectively, for the fourth quarter 2003, compared to a basic and diluted loss per common share of ($0.28) in the fourth quarter of 2002.  Basic and diluted weighted average common shares outstanding for the fourth quarter 2003 were 88 million and 107 million, respectively.

Full Year Results for 2003

For the full year 2003, net revenue was $1.3 billion as compared to $1.0 billion for the full year 2002, an increase of 25.8%, attributable to growth across all product and geographic segments of our business.  Income from operations for 2003 was $70 million as compared to a loss from operations of ($3) million in 2002.  PRIMUS’s 2003 net income was $55 million or $0.56 diluted income per common share as compared to a net loss of ($35) million or ($0.54) diluted loss per common share in 2002.  Net income for 2003 includes gains from foreign currency transactions of $39 million and gains from the early extinguishment of debt of $13 million.  Net loss for 2002 includes gains from foreign currency transactions of $8 million and gains from the early extinguishment of debt of $37 million.

Liquidity and Capital Resources

PRIMUS ended the fourth quarter of 2003 with restricted and unrestricted cash of $77 million reflecting the full deployment of the $132 million in proceeds from the convertible senior notes offering completed in September 2003 to refinance its long-term debt, resulting in lower interest payments and extended debt maturities.  During 2003 PRIMUS generated $67 million in cash from operating activities and spent $25 million on capital expenditures.  In January 2004, a subsidiary of the Company issued $240 million of 8.0% senior notes, the proceeds of which were used to satisfy and discharge the Company’s 9.875% and 11.25% senior notes and repay certain vendor debt obligations, and the balance of the proceeds are earmarked for capital expenditures, working capital and other general corporate purposes.

PRIMUS’s long-term debt obligations as of December 31, 2003 were $542 million as compared to $601 million at the end of 2002.  The Company will continue to pursue opportunities to strengthen the balance sheet through debt reduction and refinancing initiatives and enhance liquidity through reducing its carrying costs of debt, extending its debt maturity profile and bringing its accounts payable more current.  The Company has an effective shelf registration statement on file with the SEC for issuance of up to an aggregate of $200 million of securities.

2004 Goals

The Company entered 2004 having accomplished its 2003 goals of double digit revenue growth, improved operating profitability, generation of net income, a stronger balance sheet and enhanced liquidity.  Its goals for 2004, assuming currencies are stable from year-end 2003 levels, are: (1) revenue growth in the range of 12% to 15%; (2) operating income growth in the range of 40% to 50%; (3) capital expenditures in the range of 3% of net revenue; (4) and net income in the range of $20 million to $25 million, which includes approximately $15 million of costs associated with the early extinguishment of debt and related interest expense in the first quarter of 2004. Diluted weighted average common share outstanding balances are expected to be in the range of 107 million to 110 million.  Our goals reflect a number of significant differences from 2003 including: the turn to taxable profitability of the Canadian and Australian operations and, thereby, the expectation that income tax expense will grow from $6 million in 2003 to in the range of $20 million in 2004, and the incremental investment of approximately $20 million to $25 million in SG&A costs for new product initiatives.  Further, to strengthen the Company’s balance sheet, in the first half of 2004 the Company plans to deploy $40 million to $50 million to bring its accounts payable more current and improve its ratio of priority obligations to total assets, in an effort to improve its credit ratings and reduce future cost of capital.

The Company and/or its subsidiaries will evaluate and determine on a continuing basis, depending upon market conditions and the outcome of events described as “forward-looking statements” in this release and its SEC filings, the most efficient use of the Company’s capital, including investment in the Company’s network and systems, lines of business, potential acquisitions, purchasing, refinancing, exchanging or retiring certain of the Company’s outstanding debt securities in privately negotiated transactions, open market transactions or by other direct or indirect means to the extent permitted by its existing covenants.

The management of PRIMUS Telecommunications Group, Incorporated will conduct a conference call and Web cast to discuss fourth quarter and full year 2003 results today, February 5, 2004, at 5:00PM Eastern.  Participants should dial 888-243-0812 (domestic)

or 703-736-7293 (international) for telephone access or go to www.primustel.com for Web cast access about ten minutes prior to the start-time.  Replay information will be available following the conclusion of the live broadcasts on the Company’s Web site.

# # #

PRIMUS Telecommunications Group, Incorporated (Nasdaq: PRTL) is a global telecommunications provider offering an integrated portfolio of international and domestic voice, Internet, voice-over-Internet protocol (VOIP), data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia and Europe.  PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 250 points-of-presence (POPs) throughout the world, ownership interests in over 23 undersea fiber optic cable systems, 18 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide.  PRIMUS also has deployed a global state-of-the-art broadband fiber optic ATM+IP network and data centers to offer customers Internet, data, hosting and e-commerce services.  Founded in 1994, Primus is based in McLean, Virginia.  News and information are available at PRIMUS’s Web site at www.primustel.com.

# # #

Statements in this press release concerning the future revenue, income from operations, net income and diluted income per common share, financing plans, income tax expense, cash flow, the effectiveness and profitability of planned future service offerings, capital expenditures and growth constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: changes in business conditions; fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; adverse interest rate developments; fluctuations in prevailing trade credit terms or revenues due to the adverse impact of, among other things, further telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting our large carrier customers; the possible inability to raise additional capital when needed, or at all; changes in the telecommunications or Internet industry; adverse tax rulings from applicable taxing authorities; digital subscriber line, Internet, VOIP, wireless and telecommunications competition; changes in financial, capital market and economic conditions; changes in service offerings or business strategies; difficulty in retaining customers; difficulty in providing VOIP services or new local, wireless or broadband initiatives; changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate; restrictions on our ability to follow certain strategies or complete certain transactions as a result of our capital structure or debt covenants; risks associated with our limited DSL, Internet, VOIP, wireless and Web hosting experience and expertise; entry into developing markets; the possible inability to hire and/or retain qualified sales, technical and other personnel, and to manage growth; risks associated with international operations; dependence on effective information systems; dependence on third parties to enable us to expand and manage our global network and operations; dependence on the implementation and performance of our global asynchronous transfer mode + Internet protocol communications network; adverse outcomes of outstanding litigation matters; and the outbreak or escalation of hostilities or terrorist acts and adverse geopolitical developments. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations.  Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made.  We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult the discussion of risks and uncertainties under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Short and Long-Term Liquidity Considerations and Risks”; and “–Special Note Regarding Forward-Looking Statements” contained in our quarterly report on Form 10-Q for the period ended September 30, 2003, as filed with the Securities and Exchange Commission.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

NET REVENUE	$338,831	$267,612	$1,287,779	$1,024,056

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	204,118	170,399	786,308	668,643
Selling, general and administrative	88,204	67,068	342,350	254,152
Depreciation and amortization	23,302	22,172	86,015	82,239
Loss on sale of assets	—	—	804	—
Asset impairment write-down	2,131	21,767	2,668	22,337

Total operating expenses	317,755	281,406	1,218,145	1,027,371

INCOME (LOSS) FROM OPERATIONS	21,076	(13,794)	69,634	(3,315)

INTEREST EXPENSE	(14,042)	(16,218)	(60,733)	(68,303)
EQUITY INVESTMENT WRITE-OFF AND LOSS	(1,990)	(2,927)	(2,678)	(3,225)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OF DEBT	(307)	9,424	12,945	36,675
INTEREST INCOME AND OTHER INCOME (EXPENSE)	2	1,277	1,075	2,454
FOREIGN CURRENCY TRANSACTION GAIN	14,145	8,878	39,394	8,486

INCOME (LOSS) BEFORE INCOME TAXES	18,884	(13,360)	59,637	(27,228)
INCOME TAX BENEFIT (EXPENSE)	(2,088)	(5,081)	(5,769)	3,598

INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS	16,796	(18,441)	53,868	(23,630)
EXTRAORDINARY ITEMS, NET OF TAXES	887	—	887	—

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	17,683	(18,441)	54,755	(23,630)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	(10,973)

NET INCOME (LOSS)	17,683	(18,441)	54,755	(34,603)
ACCRETED AND DEEMED DIVIDEND ON CONVERTIBLE PREFERRED STOCK	—	—	(1,678)	—
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$17,683	$(18,441)	$53,077	$(34,603)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) before extra. items and effect of change in acctg. princ.	$0.19	$(0.28)	$0.58	$(0.37)
Extraordinary items, net of taxes	0.01	—	0.01	—
Cumulative effect of change in accounting principle	—	—	—	(0.17)
Income (loss)	$0.20	$(0.28)	$0.59	$(0.54)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) before extra. items and effect of change in acctg. princ.	$0.17	$(0.28)	$0.55	$(0.37)
Extraordinary items, net of taxes	0.01	—	0.01	—
Cumulative effect of change in accounting principle	—	—	—	(0.17)
Income (loss)	$0.18	$(0.28)	$0.56	$(0.54)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	88,339	64,912	90,135	64,631
Diluted	106,945	64,912	97,998	64,631

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED FINANCIAL DATA

(in thousands)

(unaudited)

Balance Sheet Data

December 31, 2003

Cash and cash equivalents	$64,066
Accounts receivable, net	200,817
Other current assets	36,930
TOTAL CURRENT ASSETS	301,813

Restricted cash	12,463
Property and equipment, net	341,167
Intangible assets, net	82,606
Other assets	13,115
TOTAL ASSETS	$751,164

Accounts payable	$108,616
Accrued interconnection costs	89,993
Accrued expenses and other current liabilities	91,842
Accrued interest	12,852
Current portion of long-term obligations	24,385
TOTAL CURRENT LIABILITIES	327,688

Non-current portion of long-term obligations	518,066
Other liabilities	1,775
TOTAL LIABILITIES	847,529

Stockholders’ deficit	(96,365)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$751,164

Operational Data

(Three Months Ended December 31, 2003)

		Minutes of Use
Region	Net Revenue	International	Domestic	Total
North America	$136,557	614,206	830,131	1,444,337
Europe	102,744	651,865	215,732	867,597
Asia-Pacific	99,530	46,501	224,231	270,732
Total	$338,831	1,312,572	1,270,094	2,582,666